Exhibit 10.27

FIRST AMENDMENT TO

COAL MINING LEASE

This First Amendment to Coal Mining Lease, entered into this 11th day of August, 2008, by and between RGGS LAND & MINERALS, LTD., L.P., a Delaware limited liability partnership, hereinafter referred to as “RGGS” and SUGAR CAMP ENERGY, LLC, a Delaware limited liability company, hereinafter referred to as “Lessee”;

Premises of this Amendment: The parties entered into a Coal Mining Lease dated July 29, 2005, (“Coal Mining Lease”) wherein RGGS leased certain coal lands in Illinois to Lessee. By inadvertence, all rights appurtenant to Coal owned by RGGS were not expressly granted to Lessee as intended by the parties.

Therefore, the Coal Mining Lease is hereby amended as follows:

1. In addition to all rights granted to Lessee in Section 1, Granting Clause, of the Coal Mining Lease, RGGS hereby grants to Lessee, as part of the leasehold, all mining rights, easements, rights-of-way, surface and subsurface rights, options and other rights of any kind or nature, express or implied, which are appurtenant to RGGS’ ownership of the Coal (collectively, “Appurtenant Rights”) so long as the same are exercised in connection with mining and removing Coal by underground mining methods in accordance with the Coal Mining Lease.

2. Where necessary or convenient, Lessee may exercise such Appurtenant Rights, and enforce them, in the name of RGGS for the benefit of Lessee or RGGS; RGGS does hereby grant to Lessee a power of attorney to exercise and enforce such rights in RGGS’ name; provided that Lessee shall indemnify and hold harm less RGGS for any costs and/or liabilities related to such exercise or enforcement. Prior to the exercise of such Appurtenant Rights, Lessee shall submit its plans to RGGS for review and approval according to the provisions provided for under Paragraph 20.2 of said Coal Mining Lease. Any Appurtenant Rights so exercised hereunder shall not be exclusive to Lessee but shall be also to the benefit of Lessor as they may be applicable to the rights reserved by Lessor. Upon the termination or cancellation of the Coal Mining Lease such Appurtenant Rights so exercised by Lessee shall revert to Lessor on a case by case basis at the option of Lessor.

3. “Coal”, as used herein, shall have the same meaning as in the Coal Mining Lease, defined in Section 1(1), page 1.

4. All other terms and conditions of the Coal Mining Lease are hereby ratified and reaffirmed.

In witness whereof, the parties hereto have caused this First Amendment to Coal Mining Lease to be executed, in duplicate, by their duly authorized officers or representatives effective as of the day and year first above written.

RGGS LAND & MINERALS LTD., L.P.

By:	Gordy Oil Company, a Texas corporation
Its:	General Partner

By:	/s/ Russell D. Gordy
Russell D. Gordy, President

Date:	8/4/08

SUGAR CAMP ENERGY, LLC

By:	/s/ John F. Dickinson II
Its: Authorized Person

Date:	8-11-08

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